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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF AAR CORP.(1)

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
                                                                                                 STATE OF
                                    NAME OF CORPORATION                                       INCORPORATION

    AAR Distribution, Inc.(2)...............................................................    Illinois
    AAR Allen Services, Inc.(3).............................................................    Illinois
    AAR Parts and Trading, Inc.(4)..........................................................    Illinois
    AAR Engine Services, Inc.(5)............................................................    Illinois
    AAR Aircraft & Engine Sales & Leasing, Inc..............................................    Illinois
    AAR International, Inc.(6)..............................................................    Illinois
    AAR Manufacturing, Inc.(7)..............................................................    Illinois
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    (1)     Subsidiaries required to be listed pursuant to Regulation S-K
            Item 601(b)(21).

    (2) Also does business under the names AAR Distribution, AAR Expendables, and AAR Defense Systems.

    (3) Also does business under the names AAR Landing Gear, AAR Component Services, and Mars Aircraft Radio.

    (4) Also does business under the names AAR Aircraft Turbine Center, AAR Aircraft Sales and Leasing, AAR Allen Aircraft, and AAR Engine Sales & Leasing.

    (5) Also does business under the name AAR Engine Component Services and AAR Energy Services.

    (6) Also does business under the names AAR Distribution, AAR Aircraft Component Services, AAR Engine Group International, and AAR Allen Group International.

    (7) Also does business under the names AAR Cargo Systems, AAR Mobility Systems, AAR Composites and AAR Craig Systems.